UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2012

SONIC AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-13395	56-201079
(Commission File Number)	(IRS Employer Identification No.)

4401 Colwick Road Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 566-2400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

(b) On May 25, 2012, the Company engaged Ernst & Young LLP (“Ernst & Young”) as its independent registered public accounting firm to audit the consolidated financial statements of the Company as of and for the year ending December 31, 2012 and the effectiveness of internal control over financial reporting as of December 31, 2012. Ernst & Young served as the Company’s independent registered public accounting firm from June 9, 2008 until its dismissal on May 14, 2012. The Audit Committee of the Company’s Board of Directors approved the re-engagement of Ernst & Young on May 25, 2012.

During the years ended December 31, 2010 and 2011 and during the subsequent period through May 14, 2012, Ernst & Young was engaged as the Company’s independent registered public accounting firm to audit the consolidated financial statements and the effectiveness of internal control over financial reporting. In connection with its engagement as the Company’s independent registered public accounting firm, Ernst & Young performed various audit, audit-related, tax and other services for the Company, including issuing reports with respect to the Company’s consolidated financial statements and effectiveness of internal control over financial reporting included in the Company’s Annual Reports on Form 10-K for such years, consents to the incorporation by reference into the Company’s registration statements of such reports and a letter dated May 18, 2012 stating that it had read Item 4.01 of the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2012 and either agreed with the statements contained therein or had no basis to agree or disagree with the statements contained therein.

As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on May 18, 2012, during the years ended December 31, 2010 and 2011 and during subsequent period through May 14, 2012, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Ernst & Young would have caused it to make reference to the subject matter of the disagreements in connection with its report. During the same periods, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, other than with respect to the ineffectiveness of the Company’s internal control over financial reporting due to the material weakness mentioned below that was previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and Current Report on Form 8-K filed with the SEC on March 5, 2012. In addition, the audit reports of Ernst & Young on the consolidated financial statements as of and for the years ended December 31, 2010 and 2011 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of Ernst & Young on the effectiveness of internal control over financial reporting as of December 31, 2010 and 2011 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that Ernst & Young’s report on the effectiveness of internal control over financial reporting as of December 31, 2011 included an adverse opinion on the Company’s internal control over financial reporting due to the effect of a material weakness identified during the audit of the financial statements for the fiscal year ended December 31, 2011 related to oversight and review procedures designed to monitor the accuracy of certain period-end journal entries. Specifically, the control regarding review of the journal entry initiated in January 2011 to reclassify negative book cash balances between cash and accounts payable was not operating effectively.

During the period between the Company’s dismissal of Ernst & Young on May 14, 2012 and the re-engagement of Ernst & Young on May 25, 2012, neither the Company, nor any person on its behalf, consulted with Ernst & Young regarding any matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

In accordance with Item 304(a)(2)(ii)(D) of Regulation S-K, the Company requested that Ernst & Young review the disclosure required by Item 304(a) of Regulation S-K before this Current Report on Form 8-K was filed with the SEC and provided Ernst & Young the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views or the respects in which it does not agree with the statements made by the Company. Ernst & Young informed the Company that it would not be providing such a letter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIC AUTOMOTIVE, INC.

By:	/s/ Stephen K. Coss
Stephen K. Coss
Senior Vice President and General Counsel

Dated: May 25, 2012